UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 6, 2004

RELM WIRELESS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-07336	59-34862971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of Principal Executive Office) (Zip Code)

(321) 984-1414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On October 6, 2004, the Company issued a press release announcing the extension of its revolving credit facility with Silicon Valley Bank.

On October 7, 2004, the Company issued a press release announcing the receipt of orders from federal and state government agencies totaling approximately $2.0 million during the last month of the third quarter 2004.

A copy of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Not applicable.

(b)

Pro forma financial information.

Not applicable.

(c)

Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on October 6, 2004
99.2	Press Release issued by the Company on October 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: October 12, 2004	By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by the Company on October 6, 2004
99.2	Press Release issued by the Company on October 7, 2004